SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 SAN JOSE WATER
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                                   SJW CORP.


                       ---------------------------------
                   Notice of Annual Meeting of Shareholders
                                April 29, 2004
                      ---------------------------------

To The Shareholders:


     The annual meeting of the shareholders of SJW Corp. (the "Corporation") will be held on Thursday, April 29, 2004 at 10 o'clock in the morning at the offices of the Corporation, 374 West Santa Clara Street, San Jose, California 95113, for the following purposes:

         1. To amend the By-Laws of the Corporation to establish the permissible size of the Board of Directors to a range of between seven to eleven directors, and to set the specific number at eight directors;

         2. To elect a Board of Directors of the Corporation consisting of eight directors to serve for the ensuing year;

         3. To ratify the selection of KPMG LLP as independent auditor of the Corporation for 2004, and

         4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The Board of Directors' nominees for directors are set forth in the enclosed Proxy Statement.

     The Board of Directors has set the close of business on Friday, March 19, 2004 as the record date for the determination of shareholders entitled to vote at the annual meeting. The Annual Report (including financial statements) of the Corporation for the year ended December 31, 2003 is being distributed along with the Proxy Statement.

     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign, date, and return the accompanying proxy card in the enclosed postage-paid envelope or vote via the Internet or by telephone. Returning the proxy card or voting via the Internet or by telephone will ensure your representation at the meeting but does NOT deprive you of your right to attend the meeting and to vote your shares in person. The Proxy Statement explains more about the proxy voting. Please read it carefully. We look forward to seeing you at the annual meeting.


                                          BY ORDER OF THE
                                          BOARD OF DIRECTORS


                                          ROBERT A. LOEHR, Secretary

San Jose, California
March 22, 2004

                             2004 Proxy Statement

                                   SJW CORP.

Purpose Of A Proxy

     The shares of stock you own in SJW Corp. (the "Corporation") entitle you to vote on certain matters important to the Corporation. When shareholders are unable to attend the annual meeting in person, they may vote by the proxy process. A proxy is, in effect, a special power of attorney to vote your shares in your absence. This Proxy Statement explains the process. The separate proxy card contains a ballot for your use and signature. Only shareholders who are owners of stock on the record books of the Corporation at the close of business on March 19, 2004 are entitled to vote either in person or by proxy.

Solicitation Of Your Proxy

     The enclosed proxy is solicited from you on behalf of the Board of Directors of the Corporation for use at the annual meeting of shareholders. The annual meeting is to be held on April 29, 2004 at 10 o'clock in the morning at the offices of the Corporation, 374 West Santa Clara Street, San Jose, California 95113. Your proxy will be valid and remain in effect for any adjournments or postponements of the 2004 annual meeting, should there be any.

     The Board of Directors asks for your proxy for the following purposes:

         1. To amend the By-Laws of the Corporation to establish the permissible size of the Board of Directors to a range of from seven to eleven directors, and to set the specific number at eight directors;

         2. To elect a Board of Directors of the Corporation consisting of eight directors to serve for the ensuing year;

         3. To ratify the selection of KPMG LLP as independent auditor of the Corporation for 2004, and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     This Proxy Statement and accompanying proxy card are to be mailed on or about March 22, 2004 to all shareholders entitled to vote.

You Can Revoke Your Proxy

     Any shareholder giving a proxy has the power to revoke his or her proxy at any time before it is voted. You may revoke your proxy by attending the meeting and voting in person. You may also revoke your proxy by filing a written revocation with the Corporation or by presenting at the meeting a properly signed proxy bearing a later date.

Voting Procedures For The Annual Meeting

     As of the close of business on March 19, 2004 the Corporation had 9,135,441 common shares of issued and outstanding voting securities. Each common share is entitled to 1 vote. The common shares of the Corporation were split on a three-for-one basis on February 10, 2004 and the share data presented in this Proxy Statement reflect the split, unless otherwise noted.

     Every shareholder, or his or her proxy or the persons named on the enclosed proxy card, may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected. Alternately, he or she may distribute his or her votes on the same principle among as many candidates as he or she thinks fit. No shareholder or proxy, however, shall be entitled to cumulate votes unless (1) the candidate(s) has been placed in nomination prior to the voting and (2) the shareholder has given notice at the meeting prior to any voting that the shareholder intends to cumulate the shareholder's votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. The Board of Directors seeks, by your proxy, the discretionary authority to cumulate votes in the event that any shareholder invokes cumulative voting. The eight nominees receiving the highest number of votes will be elected directors.


Quorums And Votes Required

     A majority of the Corporation's common shares, whether present in person or represented by proxy, shall constitute a quorum for purposes of the annual meeting. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes.

     The amendment to the By-Laws of the Corporation regarding the permissible size of the Board of Directors (Item 1 on the proxy card) requires the affirmative vote of a majority of the outstanding common shares. The eight director nominees receiving the highest number of affirmative votes will be elected (Item 2 on the proxy card). The ratification of the selection of independent auditor (Item 3 on the proxy card) requires the affirmative vote of a majority of the shares present in person or represented by proxy and voting at the annual meeting, provided that the affirmative vote must equal at least a majority of the shares required to constitute a quorum. Abstentions, which may be specified on all proposals other than the election of directors, and broker non-votes are counted as entitled to vote and accordingly will have the same effect as negative votes on the By-Laws amendment and independent auditor ratification proposals.

     The shares represented by proxies will be voted in accordance with the directions given by the shareholders on the proxy. All shares represented by duly executed proxies will be voted "FOR" the election as directors of each of the nominees named below unless the proxy is marked to indicate that such authority is withheld. Though not anticipated, in the event any nominee should be unavailable to serve as a director, it is the intention of the persons named on the enclosed proxy to vote "FOR" the election of such other person or persons as the Board of Directors may designate as a nominee.

     With respect to the amendment to the By-Laws of the Corporation regarding the permissible size of the Board of Directors and the ratification of the selection of the independent auditor, all shares represented by duly executed proxies will be voted "FOR" the proposal if no choice is indicated on the proxy card with respect to the proposal.

     The Board of Directors of the Corporation respectfully solicits your proxy. The Corporation will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card. The solicitation of proxies will be made by regular or commercial mail and may also be made by telephone, telegraph, facsimile or personally by directors, officers and regular employees of the Corporation who will receive no extra compensation for such services.

                          SIZE OF BOARD OF DIRECTORS

                            (Item 1 on proxy card)

     The current By-Laws of the Corporation provide that the number of directors of the Corporation shall not be less than nine or more than eleven and set the number of directors at ten directors. The Board of Directors desires to set the number of directors at eight and to be permitted in the future to set the number of directors as low as seven and as high as eleven. The Board of Directors believes that having a permitted size of the Board of Directors that ranges from seven to eleven will provide it with the flexibility to adjust the number of directors to provide for the optimal size Board of Directors as the needs of the Corporation change.

     The Board of Directors unanimously recommends that shareholders vote "FOR" the following amendment and restatement of Section 2.2 of the By-Laws of the Corporation as follows:

     "2.2 (a) The number of the Corporation's directors shall not be less than seven nor more than eleven, the exact number of which shall be fixed by a By-Law duly adopted by the shareholders or by the Board of Directors;

     (b) The number of directors set forth in clause (a) of this Section 2.2 shall constitute the authorized number of the Corporation's directors until changed by an amendment of the Articles or of the By-Laws duly adopted by the shareholders.

     (c) The exact number of directors of the Corporation is fixed, within the limits set forth in clause (a) of this Section 2.2, at eight (8)."

                             ELECTION OF DIRECTORS

                            (Item 2 on proxy card)

     At the annual meeting eight (8) directors, constituting the entire Board of Directors if the Corporation's shareholders approve Item 1 above, are to be elected. They are each to hold office until the next annual meeting of the Corporation's shareholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

     A brief biography of each nominee, including the nominee's business experience during the past 5 years, is set forth below. All nominees are currently directors of the Corporation. All nominees are also directors of San Jose Water Company, the Corporation's wholly-owned public utility water corporation subsidiary, and of SJW Land Company, the Corporation's wholly-owned real estate development company subsidiary. It is the Corporation's intention to appoint all persons elected as directors of the Corporation at the annual meeting to be the directors of San Jose Water Company and SJW Land Company for a concurrent term.

     In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Corporation is not aware of any nominee who is unable or will decline to serve as a director.

     The Board of Directors unanimously recommends that shareholders vote "FOR" the election of the following eight nominees to the Board of Directors:

     Mark L. Cali, Attorney at Law, with the firm Clark, Cali and Negranti, LLP since December 1996. He was with the firm Bledsoe, Cathcart, Diestel, Livingston, and Pedersen from October 1994 through November 1996. Mr. Cali, age 38, is a member of the Executive Compensation Committee and the Nominating & Governance Committee. He has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1992.

     J. Philip DiNapoli, Attorney at Law, former Chairman of Comerica California Inc. (California bank holding company). He serves as a director of Comerica, Inc. (bank holding company) and Comerica Bank-California (bank holding company). He served as Chairman of Citation Insurance Company (Workers Compensation specialty carrier) until November 20, 1996. He is also President of JP DiNapoli Development Companies, Inc. (real estate development and investment company). Mr. DiNapoli, age 64, is a member of the Audit Committee, the Nominating & Governance Committee and the Real Estate Committee. He has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1989.

     Drew Gibson, Principal of Gibson Speno, LLC (real estate development and investment company) and director of Preferred Community Management, Inc. (real estate management company). He is also a director of Celluphone, Inc. (Los Angeles based cellular agent), and a former director of Comerica Bank-California. Mr. Gibson, age 61, is Chairman of SJW Corp., San Jose Water Company, and SJW Land Company. He is a member of the Executive Committee, the Nominating & Governance Committee, the Executive Compensation Committee and the Real Estate Committee. He has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1986.

     Douglas R. King, Retired Audit Partner of Ernst & Young, LLP. Mr. King began his career at Ernst & Young in Tulsa, Oklahoma in 1970. During his career he was the audit partner on large, complex public registrants and managed the Ernst & Young's San Francisco office. Mr. King is a Certified Public Accountant with a Masters Degree in Business Administration from then University of Arkansas. Mr. King, age 62, was appointed a director of SJW Corp., San Jose Water Company and SJW Land Company in January 2003. He serves as Chairman of the Audit Committee.

     George E. Moss, Vice Chairman of the Board of Roscoe Moss Manufacturing Company (manufacturer of steel water pipe and well casing). Mr. Moss was formerly President of the Roscoe Moss Company (holding company). Mr. Moss, age 72, is a member of the Executive Committee and the Executive Compensation
Committee. He has served as a director of San Jose Water Company since 1984, and of SJW Corp. and SJW Land Company since 1985.

     W. Richard Roth, President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of San Jose Water Company and President, SJW Land Company. He serves on the Corporation's Executive Committee and the Real Estate Committee. Mr. Roth, age 51, has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1994.

     Charles J. Toeniskoetter, Chairman of TBI Construction & Construction Management Inc. and Chairman, Toeniskoetter & Breeding, Inc. Development. (a real estate development company). He also serves as a director of Redwood Trust, Inc. (real estate investment trust) and Heritage Commerce Corp. (bank holding Company). Mr. Toeniskoetter, age 59, serves as a member of the Audit Committee, the Nominating & Governance Committee and the Real Estate Committee. He has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 1991.

     Frederick R. Ulrich, Jr., retired. Mr. Ulrich graduated from West Point and the Harvard Business School. From 1972 to 1982 he was a member of the corporate finance departments of Morgan Stanley & Co. and Warburg Paribas Becker. From 1982 through 2001 Mr. Ulrich was a consultant to corporations regarding mergers and acquisitions and as an equity investor in leveraged buyouts. Mr. Ulrich, age 60, serves on the Audit Committee and the Nominating & Governance Committee. He has served as a director of SJW Corp., San Jose Water Company and SJW Land Company since 2001.


Current Directors Not Standing for Re-Election

     Two current directors will not be standing for re-election to the Board of Directors at the upcoming annual meeting. They are:

     Ronald R. James, President Emeritus of the San Jose Chamber of Commerce (business promotion organization), formerly President and Chief Executive Officer of the Chamber. Mr. James, age 75, is a member of the Audit and Executive Compensation Committees and has served as a director of San Jose Water Company since 1974, and of SJW Corp. and SJW Land Company since 1985.

     Roscoe Moss, Jr., Chairman of the Board of Roscoe Moss Manufacturing Company (manufacturer of steel water pipe and well casing). Mr. Moss was formerly Chairman of the Board of Roscoe Moss Company (holding company). Mr. Moss, age 74, has served as a director of San Jose Water Company since 1980, and of SJW Corp. and SJW Land Company since 1985.

     Mr. Roscoe Moss, Jr. and George E. Moss are brothers. With the exception, no nominee has any family relationship with any other current director, nominee or with any executive officer. Other than Mr. Roth, whose employment relationships with San Jose Water Company and SJW Land Company are described above, no nominee is or has been employed in his principal occupation or employment during the past 5 years by the Corporation or its subsidiaries.

                RATIFICATION OF APPROVAL OF INDEPENDENT AUDITOR

                            (Item 3 on proxy card)

     The Audit Committee of the Board of Directors has selected KPMG LLP as independent auditor for the Corporation in the year 2004. The Board of Directors recommends a vote "FOR" the adoption of the proposal to ratify the selection of KPMG LLP, certified public accountants, to audit the accounts of the Corporation for the year 2004.

     Representatives of KPMG LLP are expected to be present at the annual meeting. They have been offered the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

           AUTHORITY TO VOTE IN THE DISCRETION OF THE PROXY HOLDERS

                          (Item 4 on the proxy card)

     The Board of Directors is not aware of any matters to come before the meeting other than as set forth herein. If any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Whether or not you intend to be present at the meeting, you are urged to complete, sign and return your proxy card promptly.


Section 16 Beneficial Ownership Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and directors of the Corporation, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. During December 2003, Messrs. DiNapoli, Gibson, King and Moss (George) each filed an amended Form 4 report which reported an additional 27 (pre-2004 stock split) shares for each of their previously reported September 1, 2003 deferred restricted stock awards.

     Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no other reports were required during 2003, the Corporation believes that during 2003 all officers, directors and greater than ten percent beneficial owners other than those directors described above were in compliance with all Section 16(a) filing requirements.

Security Ownership Of Certain Beneficial Owners And Management

     The following table sets forth, as of February 10, 2004, certain information concerning ownership of shares of SJW Corp. common stock by each director of the Corporation, each of the Chief Executive Officer and the four most highly compensated executive officers of SJW Corp. and its subsidiaries, and all directors and reporting executive officers of SJW Corp. and its subsidiaries as a group and beneficial owners of 5% or more of the common stock of SJW Corp. Unless otherwise indicated, the beneficial ownership consists of sole voting and investment power with respect to the shares indicated, except to the extent that spouses share authority under applicable law.

Name                                                       Shares Beneficially Owned     Percent of Class
--------------------------------------------------------- ---------------------------   -----------------
Directors:
Mark L. Cali ............................................             12,963                      *
J. Philip DiNapoli ......................................              1,800                      *
Drew Gibson .............................................              3,000                      *
Douglas King ............................................                  0                      *
Ronald R. James .........................................                600                      *
George E. Moss(1)(2) ....................................          1,439,436                   15.8%
Roscoe Moss, Jr. ........................................          1,208,934                   13.2%
W. R. Roth, President & CEO .............................             12,150                      *
Charles J. Toeniskoetter ................................                900                      *
Frederick R. Ulrich .....................................                  0                      *
Officers:
A. Yip, Chief Financial Officer .........................                750                      *
G. J. Belhumeur, Senior Vice President ..................              2,754                      *
R. S. Yoo, Senior Vice President ........................                  0                      *
R. J. Pardini, Vice President ...........................                  0                      *
All directors and reporting executive officers as a group
(15 individuals) ........................................          2,683,287                   29.4%
Beneficial owners of 5% or more:
Gabelli Asset Management, Inc.(3)
One Corporate Center
Rye, New York, 10580-1435 ...............................            879,300                    9.6%

------------
*    Represents less than one percent of the outstanding SJW Corp. common stock.

(1) Includes 357,417 shares held by the John Kimberly Moss Trust for which Mr. George Moss is trustee.

(2)  The address for George E. Moss is 4360 Worth Street, Los Angeles, CA 90063.

(3) Pursuant to Amendment No. 3 to Schedule 13D filed with the SEC on June 26, 2003, Gabelli Asset Management, Inc. and its reporting entities stated they had sole voting power and sole dispositive power over all 879,300 such shares.

                           COMPENSATION OF DIRECTORS

Director's Annual Retainer and Meeting Fees

     The Corporation, San Jose Water Company and SJW Land Company pay their non-employee directors annual retainers of $6,000, $16,000 and $5,000, respectively. In addition, all non-employee directors of the Corporation and San Jose Water Company are paid $1,000 for each Board or committee meeting attended, and SJW Land Company directors are paid $500 for each Board meeting attended.

     Effective July 2002, the meeting fees for the Chairman of the Board of the Corporation, San Jose Water Company and SJW Land Company were increased to $5,000, $5,000 and $2,500, respectively, for each Board meeting attended. Additionally, effective July, 2002 the meeting fee for the Chairman of the Corporation's Audit Committee was increased to $3,000 for each Audit Committee meeting attended.

Director's Retainer Deferral Program

     Effective September 1, 2003, each non-employee member of the Board has the opportunity to elect to defer either 50% or 100% of his or her annual Board retainer fee in the form of a deferred restricted stock award. Such deferral election is irrevocable and must be made by each non-employee member of the Board prior to the start of the year for which the annual Board retainer fee is to be earned. The number of shares in each restricted stock award is calculated based on the amount of the annual Board retainer fees for the Corporation and its two subsidiaries (currently $27,000) that is attributable to the non-employee Board member's service for the year and that is deferred divided by the fair market value of the Corporation's common stock on the last business day of the year prior to the year for which such annual retainer is earned. For 2003, the number of shares in each restricted stock award was calculated based on the portion of the annual Board retainer fees attributable to the non-employee Board member's service after August 31, 2003 and that was deferred divided by the fair market value of the Corporation's common stock on August 31, 2003. These restricted stock awards will generally be made on the first business day of the year, but in 2003 the award was made on September 1, 2003. The award will vest in twelve monthly installments (four monthly installments for 2003), as the retainer fee would have been otherwise earned. To the extent vested, the restricted stock awards will be paid upon a participant's termination of Board service in the form of shares of common stock, either as a single lump distribution or annual installments, as elected by the participant.

Director's Grant Program

     Each non-employee member of the Board who commences Board service on or after December 31, 2002 will be granted an on-going annual restricted stock award on the third business day following the annual meeting of the
Corporation's shareholders beginning with the 2004 annual meeting. These restricted stock awards will be made annually for the first ten years of Board service and will be equivalent in value to the annual Board retainer fees for the Corporation and its subsidiaries each year, based on the fair market value of common stock on the date of grant. Such annual restricted stock awards will be paid upon a participant's termination from Board service, in either a single lump sum distribution or up to ten annual installments, as elected by the director.

     In addition, each non-employee member of the Board who commenced service prior to December 31, 2002, who had previously participated in the Director's Pension Plan, had the opportunity to irrevocably elect to receive a deferred restricted stock award, in which case (i) his or her existing Director's Pension Plan benefit was converted, on September 2, 2003, into the right to receive a deferred restricted stock award of comparable value based on the fair market value of common stock on such date which vests in 36 monthly installments and (ii) such director will thereafter receive annual grants of restricted stock awards as described in the preceding paragraph for that number of years of future service equal to ten (10) less the number of years of service rendered as a non-employee director before the 2003 annual meeting.

     Mark L. Cali, J. Philip DiNapoli, Drew Gibson, George E. Moss, Charles J. Toeniskoetter and Ronald R. James elected to have their existing Director's Pension Plan benefits converted into deferred restricted stock pursuant to this program. As a result, Messrs. Cali, DiNapoli, Gibson, Moss and Toeniskoetter each had $270,000 in Pension Plan benefits convert into an award for 3,169 shares (pre-2004 stock split) of deferred restricted stock, based on a fair market value of $85.20 per share on September 2, 2003. Mr. James received an award for 2,663 (pre-2004 stock split) shares of deferred restricted stock, as only a portion of his Pension Plan benefits was converted.

     Directors Roscoe Moss, Jr. and Frederick R. Ulrich, Jr. declined to convert their Director's Pension Plan benefits into deferred restricted stock. Under the Director's Pension Plan, Messrs. Moss and Ulrich will receive annual cash payments upon ceasing to serve as a director of the Corporation, San Jose Water Company or SJW Land Company, as the case may be. The annual payment will equal the most recent rate of annual cash retainer paid to directors and will be paid to the director, or his estate, for the number of years the director served on the board up to a maximum of 10 years.

Dividend Equivalent Rights

     Dividend Equivalent Rights ("DERs") are granted with respect to the shares subject to each non-employee director's annual restricted stock awards until the date that such restricted stock award is distributed. Dividend equivalent rights provide that each time a dividend is paid on the Corporation's common stock, the participant will be credited to his "deferred stock account" with a dollar amount equal to the dividend paid per share multiplied by the number of shares subject to each outstanding unit, including the number of shares previously credited to the deferred stock account.

     As of the first business day in January of each year, the cash dividend equivalent amounts so credited to the director in the immediately preceding year will be converted into additional shares of deferred restricted stock equal to (i) the cash so credited for the preceding year divided by (ii) the average of the fair market value of the common stock on each of the dates in the immediately preceding year on which dividends were paid. The additional shares of common stock that are credited based on such DERs will vest in the same manner as the deferred restricted stock awards to which they are attributable and will also be paid out upon a participant's termination of board service, in either a single lump sum or up to ten (10) annual installments, as elected by the participant.

Board of Directors Meetings and Committees of the Board

     The Board of Directors has determined that each of its current directors, including all directors standing for re-election except the Chief Executive Officer, is independent within the meaning of the American Stock Exchange director independence standards, as currently in effect.

     The Board of Directors has a standing Audit Committee, an Executive Compensation Committee, a Real Estate Committee, an Executive Committee and a Nominating & Governance Committee.

     The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation's compliance with legal and regulatory requirements, the Corporation's systems of internal controls, the independent auditor's qualifications and independence, and the quality of Corporation's accounting and financial reporting processes generally. The Audit Committee consists of Douglas R. King, Ronald R. James, J. Philip DiNapoli, Charles J. Toeniskoetter and Frederick R. Ulrich, Jr., each of whom is independent within the meaning of the American Stock Exchange director independence standards, as currently in effect. The Board of Directors has determined that Mr. King is an "audit committee financial expert" as defined in Securities and Exchange Commission rules. The Audit Committee held four meetings during fiscal year 2003. Mr. King serves as Chairman of the Audit Committee.

     The Executive Compensation Committee assists the Board of Directors in its responsibilities with respect to the compensation of the Corporation's executive officers and other key employees, and administers all employee benefit plans, including all equity incentive plans adopted by the Corporation. Additionally, the Executive Compensation Committee is authorized to review and approve the compensation payable to the Corporation's executive officers and other key employees, approve all perquisites, equity incentive awards and special cash payments made or paid to executive officers and other key employees, and approve severance packages with cash and/or equity components for the executive officers. The Executive Compensation Committee consists of George E. Moss, Mark L. Cali, Drew Gibson and Ronald R. James. The Executive Compensation Committee held four meetings during fiscal year 2003. Mr. Moss is the Chairman of the Executive Compensation Committee.

     The Executive Committee assists the Board of Directors in its oversight of the Corporation by exercising the authority of the Board of Directors to the extent permitted by law and by the Corporation's By-Laws under those circumstances where action is required at a time when it would not be practical to convene a meeting of the full Board or the matter to be acted upon is sufficiently routine as to not warrant a meeting of the full Board. The Executive Committee consists of W. Richard Roth, George E. Moss and Drew Gibson and held one meeting during fiscal year 2003. Mr. Gibson serves as Chairman of the Executive Committee.

     The Real Estate Committee is charged with review of significant potential acquisitions or dispositions involving the real property interests of the Corporation and its subsidiaries and makes recommendations thereon to the Chief Executive Officer and the full Board. The Real Estate Committee consists of Drew Gibson, J. Philip DiNapoli, Charles J. Toeniskoetter and W. Richard Roth and held one meeting during fiscal year 2003. Mr. Gibson serves as Chairman of the Real Estate Committee.

     The Nominating & Governance Committee is charged by the Board with reviewing and proposing changes to the Corporation's corporate governance policies, developing criteria for evaluating performance of the Board of Directors, determining the requirements and qualifications for members of the Board of Directors and proposing to the Board of Directors nominees for the position of director of the Corporation. The Nominating & Governance Committee consists of Mark L. Cali, J. Philip DiNapoli, Drew Gibson, Charles J. Toeniskoetter and Frederick
R. Ulrich, Jr., each of whom is independent as defined under the independence standards for nominating committee members in the listing standards for the American Stock Exchange. The Nominating & Governance Committee held four meetings during fiscal year 2003. Mr. Toeniskoetter serves as the Chairman of the Nominating & Governance Committee. The Nominating & Governance Committee has a charter, a copy of which may be found at the Corporation's website.

     The Nominating & Governance Committee will consider any director candidate including those recommended by security holders. All candidates for director must generally meet the criteria set forth in the Corporation's Director Selection Criteria, a copy of which can be found at the Corporation's website. The criteria address the specific qualifications that the Nominating &
Governance   Committee   believes   must   be  met  by  each  nominee  prior  to
recommendation by the Committee for a position on the Corporation's Board of Directors. In particular, the criteria address the specific qualities or skills that the Nominating & Governance Committee believes are necessary for one or more of the Corporation's directors to possess in order to fill the Board, committee chairman and other positions and to provide the best combination of experience and knowledge on the Board and its committees. The Nominating &
Governance Committee and the Board evaluate and update the criteria at their discretion, and compliance with some or all of the criteria alone does not confer the right to further consideration of a candidate.

     At the present time, the Nominating & Governance Committee is developing a formal policy for identifying and evaluating nominees for director. The evaluation  of  future  nominees  for  Board  service  is  expected  to  include comparison of personal and professional qualifications of the candidate with the Board's nominating policies. Procedures by which candidates can be recommended by security holders will be posted to the Corporation's website in the third quarter of 2004. Subject to compliance with statutory and/or regulatory requirements, the Board does not contemplate candidates recommended by security holders will be evaluated in a different manner than other candidates.

     Communications to the Board of Directors may be submitted by email to boardofdirectors@sjwater.com or by writing to SJW Corp., Attention: Corporate Secretary, 374 West Santa Clara Street, San Jose, CA 95113. The Board relies upon the corporate secretary to forward written questions or comments to named directors or committees, as appropriate. General comments or inquiries from security holders are forwarded to the appropriate individual within the Corporation, including the President or Chairman, as appropriate.

     During 2003 there were 4 regular and no special meetings of the Board of Directors. Each director attended or participated in 75% or more of the aggregate of (i) the total number of regular and special meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2003 fiscal year.

     Although   the   Corporation  does  not  have  a  formal  policy  regarding attendance by members of the Board of Directors at the annual meetings of shareholders, directors are encouraged to attend the annual meeting of shareholders. All ten directors attended the 2003 annual meeting of shareholders. The Nominating & Corporate Governance Committee will consider, during the upcoming year, adopting a formal policy on director attendance at annual meetings of shareholders.

Annual Report Of The Audit Committee

     In connection with the audited financial statements for the period ending December 31, 2003, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) reviewed and discussed with the independent auditor the matters required by Statement on Auditing Standards No. 61 and (3) received and discussed with the independent auditor the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 and the independent auditor's independence from the Corporation and its subsidiaries. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ending December 31, 2003 for filing with the Securities and Exchange Commission.


                                        Audit Committee
                                        Douglas R. King, Chairperson
                                        Ronald R. James
                                        J. Philip DiNapoli
                                        Drew Gibson
                                        Charles J. Toeniskoetter
                                        Frederick R. Ulrich, Jr.

Annual Report Of The Executive Compensation Committee

     As members of the Executive Compensation Committee, it is our duty to review and approve compensation levels of the executive officers of the Corporation and its subsidiaries.

     The compensation policy of the Corporation requires that a portion of the annual compensation of each officer relate to and must be contingent upon the long-term total return to shareholders of the Corporation, within the constraints imposed upon the San Jose Water Company by the regulatory process, as well as the individual contribution of each officer. A goal of this process is to attract, develop and retain high-quality senior management through competitive compensation. Accordingly, the compensation for all executive officers includes three components: base pay, performance bonuses, and long-term incentive awards.

     It is the policy of the Committee to review the reasonableness of compensation paid to executive officers of the Corporation based in part on information provided by the President. In doing so, the Committee customarily takes into account how particular compensation compares to compensation paid by other similarly situated companies, individual performance, tenure and internal comparability considerations. Companies used for compensation comparability purposes included a group of eight publicly-held water companies and a group of twelve regulated gas and electric utility companies. The Committee's goal was to set the total compensation of the Corporation's CEO and its other executive officers at a level consistent with the compensation of executives in comparable positions at the companies examined, referred to below as the "peer group."

     Throughout 2003, the Committee sought and received additional guidance from an outside compensation and benefit consultant who made recommendations regarding the total compensation of the CEO and other executive officers, including base salary, bonus amounts and long-term incentive awards, in the context of the peer group.

     In March 2002 the shareholders approved the Long-Term Incentive Plan to further the goal of executive officer retention. Long-term incentive awards are generally made to executive officers under this plan.

     CEO Compensation. In setting the total compensation payable to the Corporation's Chief Executive Officer, W. Richard Roth, for the 2003 fiscal year, the Committee sought to make that compensation competitive with the compensation paid to the chief executive officers in similarly situated companies. At the same time, the Committee sought to ensure a significant percentage of Mr. Roth's compensation was tied to the Corporation's performance and stock price appreciation. The Corporation entered into an employment agreement with Mr. Roth in June 2003 which was approved by the Committee. The terms of Mr. Roth's employment agreement reflect the Committee goals with regard to Mr. Roth's total compensation. As noted above, the Committee sought to put Mr. Roth's total compensation at a level consistent with CEO total compensation within the defined peer group.

     CEO Base Salary. With respect to Mr. Roth's base salary, it is the Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Corporation performance factors. For the 2003 fiscal year, Mr. Roth's base salary was lowered, while the equity component of his compensation, the value of which is primarily dependent upon corporate performance, was increased.

     CEO Bonus Award. Mr. Roth was eligible for a cash bonus for the 2003 fiscal year which was conditioned on the Corporation's attainment of specified performance goals. A $125,000 bonus was paid to Mr. Roth based on achievement of financial and operational performance goals.

     CEO Long-Term Incentive Awards. The Committee awarded a stock option grant and a deferred restricted stock award under the Long-Term Incentive Plan to Mr. Roth in fiscal 2003 in order to provide him with an equity incentive to continue contributing to the financial success of the Corporation. Mr. Roth gave up enhanced Supplemental Executive Retirement Plan benefits in exchange for the deferred stock award. The option will have value for Mr. Roth only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

     Both the option and the deferred restricted stock award include dividend equivalent rights ("DERs") which provide that each time a dividend is paid on the Corporation's common stock, Mr. Roth's "deferred stock account" will be credited with a dollar amount equal to the dividend paid per share multiplied by the number of shares subject to each outstanding option or stock award. The dollar amount in this account will then be converted into restricted stock as of the first business day of January of each year, according to a specified formula (as described more fully in Footnote 3 to the Summary Compensation Table and Footnote 2 to the Stock Option Grants in 2003 Table). The DERs will have value for Mr. Roth only to the extent the Corporation issues dividends from the date of grant.

     Other Executive Officers. Messrs. Belhumeur, Yoo, Pardini, Controller Victor Wong and Ms. Yip also received stock option grants under the Long-Term Incentive Plan, all of which included DERs. These grants are designed to align and strengthen the interests of the executive officers with those of the shareholders and provide each individual with a significant incentive to manage the Corporation from the perspective of an owner with an equity stake in the business. Each option generally becomes exercisable in a series of installments over a four year period, contingent upon the officer's continued employment with the Corporation. The size of the option grant to each executive officer is set by the Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Corporation. These options will have value for the executives only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made. The DERs will have value for the executives only to the extent the Corporation issues dividends from the date of grant.

     Section 162(m). Under Section 162(m) of the Internal Revenue Code, the Corporation is generally not allowed a federal income tax deduction for compensation, other than certain performance based compensation, paid to the Chief Executive Officer and the four other highest paid executive officers to the extent that such compensation exceeds $1 million per officer in any one year. The Corporation's Long-Term Incentive

Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as
performance-based   compensation   that   is  not  subject  to  the  $1  million
limitation. Other awards made under the Plan may or may not so qualify depending on how they are structured. In authorizing the type and levels of other compensation payable to executive officers, the Committee considers, as one factor, the deductibility of that compensation, but may deem it appropriate to authorize compensation that is not deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.


                                        Executive Compensation Committee
                                        George E. Moss, Chairman
                                        Mark L. Cali
                                        Drew Gibson
                                        Ronald R. James


                            EXECUTIVE COMPENSATION


Summary Compensation Table

                               Annual Compensation
                     ----------------------------------------
                                                                   Other
 Name and Principal                                               Annual
      Position        Year     Salary           Bonus          Compensation
-------------------- ------ ----------- --------------------- --------------
W. R. Roth           2003    $403,077       $    125,000 (1)
President and CEO    2002    $500,000                -0-
of SJW Corp.         2001    $489,230       $  1,250,000 (2)

G. J. Belhumeur      2003    $260,000       $     10,000 (1)
Sr. Vice President   2002    $251,635                -0-
San Jose Water       2001    $182,308       $    170,500 (2)
Company

A. Yip               2003    $260,000       $     10,000 (1)
CFO of               2002    $251,077                -0-
SJW Corp.            2001    $177,900       $    160,500 (2)

R. S. Yoo            2003    $245,000       $     10,000 (1)
Sr. Vice President   2002    $237,192                -0-
San Jose Water       2001    $172,307       $    160,500 (2)
Company

R. J. Pardini        2003    $230,000       $      3,000 (1)
Vice President       2002    $223,865                -0-
San Jose Water       2001    $172,808       $    160,500 (2)
Company
                                  Long-Term
                                 Compensation              Payouts
                     ------------------------------------ ---------
                           Restricted        Securities                    All
 Name and Principal          Stock           Underlying      LTIP         Other
      Position              Award(s)        Options/SARs   Payouts     Compensation
-------------------- --------------------- -------------- --------- -----------------
W. R. Roth            $1,170,927 (3)           22,812                  $   8,000 (5)
President and CEO                                 -0-                  $  24,692 (4)
of SJW Corp.                                      -0-                  $  19,800 (4)

G. J. Belhumeur                                 1,065                  $   8,000 (5)
Sr. Vice President                                -0-                  $   8,000 (5)
San Jose Water                                    -0-                  $   6,719 (5)
Company

A. Yip                                          1,065                  $   8,000 (5)
CFO of                                            -0-                  $   8,000 (5)
SJW Corp.                                         -0-                  $   6,666 (5)

R. S. Yoo                                       1,065                  $   8,000 (5)
Sr. Vice President                                -0-                  $   7,980 (5)
San Jose Water                                    -0-                  $   6,800 (5)
Company

R. J. Pardini                                     531                  $   8,000 (5)
Vice President                                    -0-                  $   8,000 (5)
San Jose Water                                    -0-                  $   6,400 (5)
Company

------------

(1)  Performance-related   bonuses  in  2003  were  approved  by  the  Executive
     Compensation Committee in 2003 and paid in January 2004.

(2) Represents one-time payment of retention bonus in 2001 in connection with the continued service and efforts of executives toward consummation of an agreement of merger. The merger was mutually terminated after 17 months in the absence of regulatory approval.

(3) Represents one-time grant of 41,670 deferred restricted stock units to Mr. Roth (participant). This deferred stock grant represents equal value consideration for the elimination of the special enhanced Supplemental Executive Retirement Plan benefit that was in place for Mr. Roth prior to 2003. The amount in the Summary Compensation Table is reflective of the full grant at the fair market value of $28.10 per share at date of grant, although the deferred restricted stock units vest upon the continued service of Mr. Roth over thirty-six months following January 1, 2003 and the underlying vested shares of common stock are distributable upon the later of the participant's termination of employment or his attainment of age 55. For financial reporting purposes the compensation expense associated with the deferred restricted stock units accrues as the deferred restricted stock units vest. Each of the units includes "dividend equivalent rights." Dividend equivalent rights provide that each time a dividend is paid on the Corporation's common stock, the participant will be credited to his "deferred stock account" with a dollar amount equal to the dividend paid per share multiplied by the number of shares subject to each outstanding unit (including the number of shares previously credited to the deferred stock account). As of the first business day in January of each year, the participant's deferred stock account will be credited with a number of shares equal to (i) the cash dividend equivalent amounts credited to the participant for the immediately preceding year divided by (ii) the average of the fair market value of the common stock on each of the dates in the immediately preceding year on which the dividends were paid. The shares credited to the participant's deferred stock account will vest in the same manner as the shares underlying each outstanding unit to which the dividend rights were credited and, to the extent vested, shall be paid to the participant upon distribution of the deferred restricted stock units.

(4) Includes director meeting fees in 2001 and 2002 and contributions paid by the San Jose Water Company under its Salary Deferral Plan of $6,800 in 2001 and $7,692 in 2002.

(5) Represents matching contributions paid by the San Jose Water Company under its Salary Deferral Plan.

     The foregoing table does not include benefits provided under San Jose Water Company's Retirement Plan (the "Retirement Plan"), Supplemental Executive Retirement Plan (SERP) or Executive Severance Plan.

Stock Option Grants in 2003

                                                                         Potential Realizable
                                                                           Value at Assumed
                                                                            Annual Rates of          Alternative
                                                                              Stock Price             to Grant
                                                                           Appreciation for             Date
                         Individual Grants                                  Option Term                 Value
------------------------------------------------------------------- ---------------------------   ------------
                             (1)          Percent of
                          Number of          total           (2)
                         securities      options/SARs     Exercise                                       (3)
                         underlying       granted to       or base                                   Grant date
                        options/SARs     employees in       price      Expiration                      present
Name                     granted(#)       fiscal year      ($/Sh)         date        5%     10%       value $
---------------------- --------------   --------------   ----------   ------------   ----   -----   ------------
W. R. Roth ...........     22,812             79%            $28       04/28/13                       $121,664
G. Belhumeur .........      1,065              4%            $28       04/28/13                          5,680
A. Yip ...............      1,065              4%            $28       04/28/13                          5,680
R. S. Yoo ............      1,065              4%            $28       04/28/13                          5,680
R. Pardini ...........        531              2%            $28       04/28/13                          2,832

------------
(1) Each of the Option Grants described in column (1) shall become exercisable for twenty-five percent (25%) of the Option Shares upon the optionee's completion of one (1) year of service measured from April 29, 2003 and shall become exercisable for the balance of the Option Shares in a series of three (3) successive equal annual installments upon the optionee's completion of each additional year of service over the three year period measured from the first anniversary of the April 29, 2003.

     In the event of a Change in Control, as defined in the Long-Term Incentive Plan, Mr. Roth's Option Grant described in column (1) will automatically vest on an accelerated basis so that each such option will, immediately prior to the effective date of the Change in Control, become exercisable for all the shares of common stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares. All other outstanding options described in column (1) will vest and become exercisable on such an accelerated basis, unless the option is assumed by the successor corporation, substituted with an equivalent option or otherwise continued in effect pursuant to the terms of the Change in Control transaction. All outstanding options under the Plan will, to the extent not assumed by the successor corporation or otherwise continued in effect pursuant to the terms of the Change in Control transaction, terminate and cease to be outstanding immediately following the completion of that Change in Control.

     For all outstanding options described in column (1) other than Mr. Roth's, if the optionee's service is terminated pursuant to a Qualifying Termination, then the option shall immediately vest. A "Qualifying Termination" is defined as: (i) a termination of service in immediate anticipation of, or at any time after execution of a definitive agreement to effect a Change of Control or within twenty-four (24) months after the effective date of a Change in Control effected by the optionee's employer for any reason other than Good Cause, as defined in the Long-Term Incentive Plan, or (ii) a termination of optionee's service at any time within twenty-four (24) months after the effective date of a Change in Control effected voluntarily on the part of the optionee for Good Reason, as defined in the Long-Term Incentive Plan.

     Each of the Option Grants described in column (1) includes "dividend equivalent rights." Dividend equivalent rights provide that each time a dividend is paid on the Corporation's common stock, the optionee will be credited to his or her "deferred stock account" with a dollar amount equal to the dividend paid per share multiplied by the number of shares subject to each outstanding option (including the number of shares previously credited to the deferred stock account). As of the first business day in January of each year, the optionee's deferred stock account will be credited with a number of shares equal to (i) the cash dividend equivalent amounts credited to the optionee for the immediately preceding year divided by (ii) the average of the fair market value of the common stock on each of the dates in the immediately preceding year on which the dividends were paid. The shares credited to the optionee's deferred stock account will vest in the same manner as the shares underlying each outstanding option to which the dividend rights were credited and, to the extent vested, shall be paid to the optionee on the earlier of the fourth anniversary of the Grant Date of the option or earlier exercise of the option.

(2) The exercise price may be paid in cash or check payable to the Corporation or in shares of the Corporation's common stock. Any shares delivered in payment of the exercise price will be valued at fair market value on the exercise date and must have been held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes (generally a six (6)-month period). Subject to some limitations, cashless exercises are also permitted.

(3) SJW Corp. utilized the Black-Scholes option-pricing model to compute the fair value of options at the grant date as a basis for determining stock-based compensation costs for financial reporting purposes. The assumptions utilized include an expected dividend yield of 3.4%, an expected volatility of 27%, a risk-free interest rate of 2.86% and an expected holding period of five years.


     The amounts contributed to the Retirement Plan by San Jose Water Company to fund retirement benefits with respect to any individual employee cannot be readily ascertained. The following table sets forth combined estimated annual retirement benefits, payable as a straight life annuity, assuming retirement at age 65 using the minimum benefit formula, as described in the Retirement Plan, and the retirement benefits provided by the SERP.

                              Pension Plan Table

                                          Years of Service
                   ---------------------------------------------------------------
   Remuneration     15 Years     20 Years     25 Years     30 Years      35 Years
------------------ ----------   ----------   ----------   ----------   -----------
$175,000 .........  $ 57,750     $ 77,000     $ 91,000     $105,000     $105,000
$200,000 .........  $ 66,000     $ 88,000     $104,000     $120,000     $120,000
$225,000 .........  $ 74,250     $ 99,000     $117,000     $135,000     $135,000
$250,000 .........  $ 82,500     $110,000     $130,000     $150,000     $150,000
$275,000 .........  $ 90,750     $121,000     $143,000     $165,000     $165,000
$300,000 .........  $ 99,000     $132,000     $156,000     $180,000     $180,000
$400,000 .........  $132,000     $176,000     $208,000     $240,000     $240,000
$500,000..........  $165,000     $220,000     $260,000     $300,000     $300,000
$600,000 .........  $198,000     $264,000     $312,000     $360,000     $360,000

     Note: The number of years of credited service and the highest single year of covered compensation as of December 31, 2003 are for Mr. Roth, 14 years, $500,000; Mr. Belhumeur, 33 years, $352,808; Ms. Yip, 17 years, $338,400; Mr.
Yoo, 18 years, $332,807 and Mr. Pardini, 16 years, $333,308.

     Annual retirement benefits payable commencing at age 65 under the SERP shall be equal to the following: two and two-tenths percent (2.2%) of the final average compensation of such officer, which is the highest consecutive thirty-six months average compensation, multiplied by the officer's years of service (not to exceed twenty (20) years) plus one and six-tenth percent (1.6%) of the final average compensation of an officer multiplied by the officer's years of service in excess of 20 years (not to exceed an additional ten (10) years) up to a total not to exceed sixty percent (60%) of final average compensation; less benefits payable to the officer from the Retirement Plan. Mr. Roth alone is entitled to a Retirement Benefit without any reduction for early commencement of benefits upon his attainment of fifty-five (55) years of age or later.

Securities Authorized for Issuance under Equity Compensation Plans

     The following table provides information as of December 31, 2003 with respect to the shares of the Corporation's common stock that may be issued under the Corporation's existing equity compensation plan.

                                             A                        B                          C
                               ---------------------------- --------------------- -------------------------------
                                                                                   Number of Securities Remaining
                                                                                   Available for Future Issuance
                                Number of Securities to be     Weighted Average      Under Equity Compensation
                                  Issued Upon Exercise of     Exercise Price of     Plans (Excluding Securities)
         Plan Category              Outstanding Options      Outstanding Options       Reflected in Column A
------------------------------ ---------------------------- --------------------- -------------------------------
Equity Compensation Plans
Approved by Shareholders(1)               127,407               $ 28.21                       772,593
Equity Compensation Plans Not
Approved by Shareholders(2)                     0                   N/A                             0
Total                                     127,407                                             772,593

------------
(1)  Consists solely of the Long-Term Incentive Plan.

(2) The Corporation does not have any outstanding equity compensation plans which are not approved by shareholders.

Employment Arrangements

     Under the SJW Corp. Executive Severance Plan and the SERP (collectively, "Plans"), a Change in Control shall affect any officer of SJW Corp., San Jose Water Company or SJW Land Company who has been elected as such by the Board of Directors of such company and is serving as such upon a Change in Control. In the event of a Change in Control under the Plans, if such officers' employment is terminated within two years of such Change in Control by the employer for any reason other than Good Cause (as defined in such Plans) or by such officers for Good Reason (as defined in such Plans) or, with respect to Mr. Roth, any voluntary termination by Mr. Roth during the sixty (60) day period beginning on the one year anniversary of a Change in Control, such officers (i) will be entitled, among other things, to benefits consisting of three years' annual base salary and (ii) shall be deemed to be three (3) years of age older at the time of retirement and be given three (3) additional Years of Service (as defined in the SERP) for consideration of Retirement Benefits (as defined in the SERP). Under the Executive Severance Plan, such officers and their eligible dependents would also be entitled to continued medical, dental, vision and life insurance coverage pursuant to COBRA for up to three years.

     In addition, in 2003, Mr. Roth and the executive officers were granted options to purchase shares of the Corporation's common stock under the Long-Term Incentive Plan. These option grants, as described more fully in the Stock Option Grant table above, vest in a series of installments over a four-year period, dependent upon the optionee's continued service to the Corporation. However, in the event of a Change in Control, Mr. Roth's option will be automatically accelerated and become fully-vested. For all other executive officers, their options will accelerate and become fully-vested only if the options are not assumed by the Corporation's successor, substituted with an equivalent options or otherwise continued in effect pursuant to the terms of the Change in Control transaction. However, if an executive officer's service is terminated pursuant to a Qualifying Termination, as defined under the Long-Term Incentive Plan, then all the executive officer's outstanding options shall immediately vest.

     If any payment made in connection with the termination of the employment would be subject to excise tax under Section 4999 of the Code (the "Excise Tax"), then the aggregate present value measured at the date of the payments and benefits to which the officer is entitled shall be limited as specified in the Executive Severance Plan (except in the case of Mr. Roth for whom if any payment made in connection with benefits under the Executive Severance Plan is subject to Excise Tax or constitutes an excess parachute payment under Section 280G of the Code, then such payment will be grossed up to ensure that Mr. Roth does not incur any out-of-pocket cost with respect to such Excise Tax or that Mr. Roth receives the same net after-tax benefit he would have received if such
Section 280G had not been applicable).

     The Corporation has entered into an agreement with Mr. Roth in connection with his employment as President and Chief Executive Officer of the Corporation. The agreement has a three-year term measured from January 1, 2003. During the term of the agreement, Mr. Roth will be provided with the following compensation: an initial annual base salary of $400,000 per year, paid health care coverage for himself and his dependents, other perquisites and an annual target bonus of up to $150,000, payable based upon the Committee's evaluation of his achievement of applicable performance goals. The agreement also calls for the grant of an option to purchase 22,812 shares of common stock at a price per share equal to the fair market value of the Corporation's common stock on the grant date, and the grant of a deferred restricted stock award of 41,670 shares (collectively, the "Awards"). The Awards include accompanying DERs and are subject to vesting, as described more fully above and in the footnotes to the Summary Compensation Table and the Stock Option Grants in 2003 Table.

     In addition to the benefits under the Plans described above, if Mr. Roth's employment is involuntarily terminated for any reason other than death, disability or Good Cause, as defined in Mr. Roth's employment agreement, or his employment is voluntarily terminated for Good Reason, as defined in Mr. Roth's employment agreement, and he is not entitled to benefits under the Executive Severance Plan, he will be entitled to the following benefits: (i) cash severance equal to three (3) times his base salary at the time of termination (or such higher rate as was in effect at any time during the previous twelve months after the effective date of Mr. Roth's employment agreement), (ii) three
(3) times his annual bonus for the year of termination (or if, higher, the average of Mr. Roth's actual annual bonuses for the previous three years after fiscal 2002), (iii) a prorated annual bonus for the year of termination, (iv) paid COBRA coverage for up to thirty-six (36) months following termination and
(v) accelerated vesting of his deferred restricted stock award.

Compensation Committee Interlocks And Insider Participation

     No member of the Executive Compensation Committee was at any time during the 2003 fiscal year or at any other time an officer or employee of the Corporation or any of its subsidiaries. No executive officer of the Corporation serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Corporation's Board of Directors or Executive Compensation Committee. Drew Gibson, Ronald R. James, Mark L. Cali and George E. Moss were the non-employee directors who served on the Executive Compensation Committee during fiscal 2003.

Certain Relationships and Related Transactions

     The Corporation and its subsidiaries have none to report for fiscal year 2003.


Principal Auditor Fees and Services

     The following table sets forth the approximate aggregate fees billed to the Corporation during fiscal years 2003 and 2002:


                                                 2003          2002
                                             -----------   -----------
         Audit Fees for 2003(1) ..........    $208,000      $180,000
         Audit-Related Fees(2) ...........    $ 29,000      $ 45,000
         Tax Fees(3) .....................    $  8,000      $ 82,000
         All Other Fees(4) ...............         -0-           -0-

------------
(1) Audit Fees: This category consists of fees for audit of annual financial statements, review of the financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements for those fiscal years.

(2) Audit Related Fees: This category consists of assurance and related services by the independent auditor that are reasonably related to the performance of the audit and review of financial statements and are not reported under "Audit Fees".

(3) Tax Fees: This category consists of professional services rendered by the independent auditor for tax compliance and tax planning. The services for the fees disclosed under this category include tax return preparation and technical advice.

(4) All Other Fees: This category consists of fees not covered by "Audit Fees", "Audit-Related Fees" and "Tax Fees".

     The Audit Committee has considered and concluded that the provision of services described above is compatible with maintaining the independence of KPMG LLP.

     The Audit Committee has adopted a pre-approval policy regarding the rendering of audit and non-audit services by KPMG LLP. In general, audit fees are reviewed and approved by the Audit Committee annually. Non-audit services are pre-approved by the Audit Committee when necessary. The Audit Committee has delegated authority to its Chairman to pre-approve specific services to be rendered by KPMG LLP subject to disclosure to and affirmation by the Audit Committee of such pre-approvals when the Audit Committee next convenes a meeting.

Five-Year Performance Graph

     The following performance graph compares the changes in the cumulative shareholder return on the Corporation's common shares with the cumulative total return on the Water Utility Index and the S&P 500 Index during the last five years ended December 31, 2003. The comparison assumes $100 was invested on January 1, 1998 in the Corporation's common shares and in each of the foregoing indices and assumes reinvestment of dividends.

                                [GRAPH OMITTED]

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                          1999     2000     2001     2002     2003
                          ----     ----     ----     ----     ----
SJW                        211      183      158      150      177
Water Utility Index        137      128      157      156      181
S&P500                     121      110       97       76       97



     The Water Utility Index is the eight-water company Water Utility Index prepared by A.G. Edwards.

     The preceding reports of the Executive Compensation Committee and the Audit Committee, and the preceding SJW Corp. stock performance chart shall not be deemed incorporated by reference into any previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, nor are such Report or Chart to be incorporated by reference into any future filings.


Shareholder Proposals

     Shareholder proposals intended to be presented at next year's annual meeting of shareholders must comply with all applicable requirements of SEC
Rule 14a-8 and be received by the Corporation by November 22, 2004 for inclusion in the Corporation's proxy materials relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2005 annual meeting of shareholders will confer discretionary authority to vote on any proposal presented to the shareholders at the meeting for which the Corporation did not have notice on or prior to February 6, 2004.

Telephone and Internet Voting

     Shareholders with shares registered directly with the Corporation's transfer agent EquiServe Trust Company, N.A ("EquiServe") may vote telephonically by calling 1-877-PRX-VOTE (1-877-779-8683) and following the instructions on the proxy card, or may vote via the Internet at http://www.eproxyvote.com/sjw by following the instructions on the proxy card.

     A number of brokerage firms and banks offer telephone and Internet voting options. These programs may differ from the program provided by EquiServe for shares registered in the name of the shareholder. Check the information forwarded by your bank, broker or other holder of record to see which options are available to you.

     The telephone and Internet voting procedures are designed to authenticate the identities of shareholders, to allow shareholders to give their voting instructions and to confirm that the instructions of shareholders have been recorded properly. SJW Corp. has been advised by counsel that the telephone and Internet voting procedures that have been made available through EquiServe are consistent with the requirements of applicable law. Shareholders voting via the Internet through EquiServe should understand that there might be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers, and that any such costs must be borne by the shareholder.

                                        By Order of the Board of Directors
                                        Robert A. Loehr, Corporate Secretary
                                        San Jose, California


March 22, 2004